Exhibit 99.1

COMMUNITY HEALTH SYSTEMS ANNOUNCES THAT PRESIDENT AND CHIEF OPERATING OFFICER

DAVID L. MILLER WILL RETIRE AT THE END OF THE YEAR

FRANKLIN, Tenn. (April 22, 2016) – Community Health Systems, Inc. (NYSE: CYH) has announced that David L. Miller, President and Chief Operating Officer, will retire at the end of the year. Miller is the Company’s first ever Chief Operating Officer and has served in this position since January of 2014.

Miller oversees the Company’s six operating divisions, which currently include 198 affiliated hospitals in 29 states and a broad range of outpatient services. He also manages enterprise-level strategic growth initiatives during a transformational period in the Company’s history. Miller was instrumental in the acquisitions of Triad Hospitals in 2007 and Health Management Associates, Inc. in 2014. He has been a driving force behind the organization’s shift to operate in larger, more competitive markets and to build regional healthcare networks.

Commenting on the announcement, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “Through two decades of leadership, David Miller’s service has been characterized by the pursuit of quality in all things – as a champion for clinical excellence, an astute and disciplined operator, and a trusted leader and mentor for hospital and corporate executives. He has contributed mightily to the growth of Community Health Systems over these 20 years with many of our most notable accomplishments directly attributable to his leadership. David has made a positive and indelible mark on our organization, for which I am personally and forever grateful.”

Miller is a 19-year veteran of Community Health Systems and has over 40 years of executive healthcare management experience. He joined Community Health Systems in 1997 as a vice president of operations and was subsequently promoted to senior vice president of group operations and then to division president before being named president and chief operating officer. Prior to joining Community Health Systems, Miller worked for two different publicly traded healthcare management companies. He received his bachelor’s degree from Virginia Military Institute and a master’s degree in business administration from the Darden School at the University of Virginia. Miller currently serves as a member of the Virginia Military Institute Board of Visitors. He is also a Fellow in the American College of Healthcare Executives.

Forward-Looking Statements

Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces That President and Chief Operating Officer David L. Miller

    Will Retire at The End of The Year

April 22, 2016

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 198 affiliated hospitals in 29 states with an aggregate of approximately 30,000 licensed beds.

The Company has announced plans for a spin-off transaction to create a new, publicly traded company, Quorum Health Corporation, with 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management advisory and consulting services to non-affiliated hospitals. The transaction is expected to become effective on April 29, 2016.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Investor Contact:

W. Larry Cash

President of Financial Services

and Chief Financial Officer

(615) 465-7000

Media Contact:

Tomi Galin

Senior Vice President of Corporate

Communications and Marketing

(615) 628-6607

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